Columbia Funds Policy: Code of Ethics

COLUMBIA FUNDS

CODE OF ETHICS (RULE 17(j)-1 POLICY)

Board Approval Received: (as applicable)	August 2009

Last Review Date:	September 2009

Applicable Regulatory Authority:	Section 17(j) of the 1940 Act; Rule 17j-1 under the 1940 Act; Rule 204-2(a)(12) of the Advisers Act; Section 15(f) of the 1934 Act

Requires Annual Approval:	No

Overview and Statement

Section 17(j) of the 1940 Act makes it unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for an investment company, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such investment company in contravention of such rules as the SEC may adopt to prevent any such acts, practices and courses of business as are fraudulent, deceptive or manipulative. Section 17(j) is intended to permit the SEC to create guidelines to prohibit persons affiliated with investment companies and their investment advisers and principal underwriters from engaging in securities transactions for their personal accounts when such transactions are likely to conflict with the investment programs of such investment companies. In response to Section 17(j), the SEC adopted Rule 17j-1 under the 1940 Act. Rule 17j-1: (1) prescribes an anti-fraud standard for affiliated persons of investment companies, their investment advisers and principal underwriters, (2) requires investment companies, their investment advisers and principal underwriters to adopt codes of ethics applicable to certain affiliated persons known as “access persons,” subject to certain exceptions and (3) requires “access persons” to report to the investment company all transactions in securities of which they are the beneficial owners, subject to certain exceptions.

The Code of Ethics (the “Code”) set forth below shall apply to each Fund advised by BAC whose Board specifically adopts the Code with respect to such Fund. A person who is an “access person” of the Fund and an “access person” of the Adviser (including any Sub-adviser) or principal underwriter of the Fund is only required to report under and otherwise comply with the Adviser’s, Sub-adviser’s or principal underwriter’s Rule 17j-1 code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1 and that the Board of the Fund has also approved such code pursuant to Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Section A of the Fund’s Code.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Policy

The Board of each Fund has adopted the following policy in order to comply with applicable regulatory requirements as outlined below:

A.	Legal Requirements.

Rule 17j-1(b) under the 1940 Act makes it unlawful for any officer or Board member of a Fund (as well as other persons who are “Access Persons”1 ), in connection with the purchase or sale, directly or indirectly, by such person of a security “held or to be acquired”2 by the Fund:

1.	To employ any device, scheme or artifice to defraud the Fund;

2.	To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

4.	To engage in any manipulative practice with respect to the Fund.

The policies and restrictions included in this Code are designed to prevent violations of these prohibitions. (See Rule 17j-1(b).)

In addition, the Investment Company Institute (the “ICI”) has suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices and preserve the confidence of investors. The policies and restrictions included in this Code are intended to substantially conform to the additional measures suggested by the ICI.

B.	Fund Policies.

It is the policy of the Fund that no Access Person of the Fund shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above. In this regard, each Access Person has a duty at all times to place the interests of Fund shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the Access Person’s position of trust and responsibility. It is a fundamental standard that Access Persons should not take inappropriate advantage of their positions (see Report of Advisory Group on Personal Investing, May 9, 1994).

C.	Restrictions.

1.

No Access Person shall purchase or sell, directly or indirectly, any “Covered Security”[3] where he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect “Beneficial Ownership”[4] and where he or she knows or should have known, at the time of such purchase or sale, that the Covered Security:

(a)	is being considered for purchase or sale by the Fund; or

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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(b)	is being purchased or sold by the Fund.

2.

All Investment Personnel must obtain approval from the Senior Compliance Manager before directly or indirectly acquiring Beneficial Ownership in any securities in an “Initial Public Offering”[5] or in a “Limited Offering.”[6]

3.

This Code sets forth additional requirements and restrictions that “Investment Personnel”[7] must comply with under this Code. To review such requirements and restrictions, please refer to Section H of this Code.

4.	The restrictions set forth in Section C.1. shall not apply to:

(a)	purchases or sales of any Covered Securities that are not eligible for purchase or sale by the Fund;

(b)	purchases or sales over which the Access Person has no direct or indirect influence or control (i.e., non-volitional trades);

(c)	purchases which are part of an “Automatic Investment Plan”[8];

(d)	purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights;

(e)	sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities; or

(f)	purchases or sales in an investment advisory account of the Access Person (either or alone or with others) over which the investment adviser for the account exercises investment discretion if the Access Person did not have knowledge of the transaction before it was executed.

5.	In addition, the restrictions set forth in Section C.1. shall not apply to purchases or sales which are only remotely potentially harmful to the Fund, as determined by the Senior Compliance Manager, because they would be very unlikely to affect a highly institutional market. Any request to purchase or sell securities which are only remotely potentially harmful to the Fund must be made in writing. Similarly, the related approval or denial of such a request will be provided in writing.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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D.	Required Reporting.

1.	In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed by its Access Persons, each Access Person shall file the following reports (via the automated system, ESS) with the Fund, unless the Access Person is exempt as described above in the introduction or under Section D.1.(d) from reporting:

(a)	Initial Holdings Report

Except in the case of Independent Board Members as provided in Section D(1) below, each Access Person of the Fund shall submit a report in the form attached hereto as Appendix A to the Senior Compliance Manager showing all holdings in Covered Securities in which the Access Person had any direct or indirect Beneficial Ownership and all accounts maintained at brokers, dealers, and/or banks where securities are held (or accounts where securities could have been held) for the direct or indirect benefit of the Access Person as of the date the person became an Access Person. Such report shall be filed not later than 10 days after the person becomes an Access Person. Information in the initial report must be current as of a date no more than 45 days prior to the date the person became an Access Person. In lieu of providing such a report, an Access Person may provide account statements to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(i)).

(b)	Quarterly Transaction Report

Except in the case of Independent Board Members as provided in Section D(1) below, each Access Person of the Fund shall submit a report in the form attached hereto as Appendix B to the Senior Compliance Manager showing all transactions effected during the quarter in Covered Securities in which the person had any direct or indirect Beneficial Ownership and all accounts established at brokers, dealers, and/or banks that held any securities during the quarter for the direct or indirect benefit of the Access Person. Such report shall be filed not later than 30 days after the end of each calendar quarter. In lieu of providing such a report, an Access Person may arrange for broker trade confirmations and account statements to be provided directly to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(ii)).

(c)	Annual Holdings Report

Except in the case of Independent Board Members as provided in Section D(1) below, each Access Person of the Fund shall submit a report in the form attached hereto as Appendix C to the Senior Compliance Manager showing all holdings of Covered Securities in which the Access Person had direct or indirect Beneficial Ownership and all accounts maintained at brokers, dealers, and/or banks where securities are held (or accounts where securities could have been held) for the direct or indirect benefit of the Access Person as of the calendar year end. Information in the annual report must

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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be current as of a date no more than 45 days before the report is submitted to the Fund. Such report shall be filed not later than 30 days after the end of each calendar year. In lieu of providing such a report, an Access Person may provide account statements to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(iii)).

(d)	Exceptions from Reporting Requirements

(i)	A person need not make a report that would otherwise be required by Section D with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(ii)	Each Fund Board member who is an Independent Board Member and who would be required to make a report solely by reason of being a Fund Board member, need not make an initial holdings report or annual holdings report as would otherwise be required by Section D.1.(a) or D.1.(c) above. An Independent Board Member is also exempt from the requirement to submit a quarterly transaction report as required by Section D.1.(b), but only if during the applicable calendar quarter there has not occurred any transaction by the Independent Board Member in a Covered Security where the Independent Board Member knew or, in the ordinary course of fulfilling the Independent Board Member’s official duties as an Independent Board Member, should have known that during the 15-day period immediately before or after the date of the Independent Board Member’s transaction in the Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser considered purchasing or selling the Covered Security.

(iii)	An Access Person need not make a quarterly transaction report under Section D.1.(b) with respect to transactions effected pursuant to an Automatic Investment Plan (unless such transaction would override or otherwise depart from any pre-set schedule or allocation). (See Rule 17j-1(d)(2)).

2.	Every Access Person of the Fund shall provide an annual certification in the form of Appendix D to the Senior Compliance Manager. This requirement applies to all Fund Board members, including those who are Independent Board Members.

3.	The Senior Compliance Manager shall notify each Access Person of the Fund who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable. (Rule 17j-1(d)(4)).

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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4.	The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections A and B of this Code have been violated, and what sanctions, if any, should be imposed.

E.	Adoption and Approval of Codes of Ethics.

The Board, including a majority of the Independent Board Members, shall approve the Code of the Fund, the code of ethics of each Adviser, Sub-adviser and Principal Underwriter of the Fund upon the initial engagement of any of them, and any material changes to these codes no later than six months after the adoption of the material change. (See Rule 17j-1(c)(1)).

F.	Insider Trading and Conflicts of Interest.

The Board has adopted a policy statement on insider trading and conflicts of interests (the “Policy Statement”), a copy of which is attached hereto as Appendix E. All Access Persons are required by this Code to read and familiarize themselves with their responsibilities under the Policy Statement.

G.	Sanctions.

The Board may impose such sanctions as it deems appropriate for violations of this Code.

H.	Investment Personnel.

In addition to the requirements and restrictions contained in Sections A-G of this Code, Investment Personnel are also subject to the following requirements and restrictions:

1.

Any profits realized by Investment Personnel from “Short-term Trading”[9] of a Covered Security shall be disgorged to the Fund or Funds holding such Covered Security at the time of such Short-term Trading.

2.	Investment Personnel are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Fund.

3.	Investment Personnel are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Senior Compliance Manager based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders (and compliance with Bank of America Outside Directorships Policy and other policy requirements).

4.	Investment Personnel are required to provide copies of all brokerage statements and confirmations to the Senior Compliance Manager. All Investment Personnel shall

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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disclose all personal securities holdings upon commencement of employment with the Fund and annually thereafter.

Reporting Requirements

Board Reporting:

1.	The Senior Compliance Manager shall report to the Fund CCO:

(a)	apparent violations of the requirements stated herein; and

(b)	any transaction that the Senior Compliance Manager believes, while in technical compliance with the requirements stated herein, nonetheless may evidence a violation of this Code.

The Fund CCO will report such matters to Board in the Fund CCO’s Quarterly or Annual Report or at the next regularly scheduled Board meeting.

2.	Each year the Senior Compliance Manager, on behalf of the Fund, must furnish to the Board, and the Board must consider, a written “annual issues and certification report” that:

(a)	describes any issues arising under the Code or associated procedures, or the code of ethics and associated procedures of the Adviser, any Sub-adviser or principal underwriter of the Fund since the last report to the Board, including, but not limited to, information about material violations of such Code/codes or procedures and sanctions imposed in response to such violations; and

(b)	certifies that the Fund, its Adviser (including any Sub-adviser) and principal underwriter, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. (See Rule 17j-1(c)(2)).

Annual Review:

1.	The Board shall review the operation of this Code at least once a year, and shall make such changes to the Code as it deems necessary. (See Rule 17j-1(c)).

2.	The Fund CCO and/or his or her designee, in coordination with Compliance Risk Management, will review this policy on at least an annual basis, and more frequently as needed based on business/regulatory requirements. All material changes to the policy require approval by the Board.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Means of Achieving Compliance

The Board shall appoint the Senior Compliance Manager to be responsible for administering this Code. In addition, an appropriate legal or compliance person shall be responsible for collecting certain reports and reviewing the reports of the Senior Compliance Manager submitted pursuant to this Code.

Escalation

Any issues that arise under this policy should be communicated to an associate’s immediate supervisor, and appropriately escalated to Compliance Risk Management. Additionally, Compliance Risk Management will escalate any compliance issues relating to this Policy to the Funds’ Chief Compliance Officer and, if warranted, the appropriate Fund Board.

Supervision/Oversight

Compliance Risk Management and Corporate Internal Audit may perform periodic reviews and assessments of various lines of business, including their compliance with this policy. Managers and supervisory personnel are responsible for ensuring that their employees understand and follow the rules in this policy and any applicable procedures adopted by the business group to implement the policy.

Recordkeeping

The Fund will maintain, at its principal place of business, and make the following records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

(a)	a copy of each code of ethics for the Fund that is in effect, or at any time within the past six years was in effect, in an easily accessible place;

(b)	a record of any violation of the code of ethics, and of any action taken as a result of the violation, in an easily accessible place for at least six years;

(c)	a copy of each report made under Section D.1. of this Code by an Access Person, including any information provided in lieu of these reports, for at least six years after the report is made or the information is provided, the first three years in an easily accessible place;

(d)	a record of all persons, currently or within the past six years, who are or were required to submit reports under Section D.1. of this Code, or who are or were responsible for reviewing those reports, in an easily accessible place;

(e)	a copy of each report required under Section D.6. of this Code for at least six years, the first three years in an easily accessible place; and

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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(f)	a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Part A, paragraph 1 below, for at least six years. (See Rule 17j-1(f)).

Coordination with Overview and Implementation Statement

This policy should be read and interpreted in conjunction with the Overview and Implementation of Compliance Program Policy.

1	“Access Person” means: (i) any “Advisory Person” of the Fund or its Adviser (which term includes, for purposes of this Code, any Sub-adviser); (ii) all of the Adviser’s directors and officers; (iii) all of the Fund’s Board members and officers; and (iv) any director or officer of any principal underwriter of the Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of “Covered Securities” (defined below) by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendations with respect to such purchases or sales. Categories (ii) and (iii) are based upon a presumption that such persons are Advisory Persons of the Fund or its Adviser, which may be rebutted in light of pertinent facts and circumstances. An “Advisory Person” of the Fund or its Adviser means any Board member, director, officer or employee of the Fund or its Adviser (or of any entity in a control (as defined in Section 2(a)(9) of the 1940 Act) relationship to the Fund or its Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of “Covered Securities” (defined below) by the Fund, or whose functions relate to the making of any recommendations to the Fund with respect to such purchases or sales. “Advisory Person” also includes any natural person in a control relationship to the Fund or its Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of “Covered Securities” by the Fund.
2	A security “held or to be acquired” by the Fund means any “Covered Security” (defined below) which, within the most recent 15 days: (i) is or has been held by the Fund; or (ii) is being or has been considered by the Fund or its Adviser for purchase by the Fund; and any option to purchase or sell, and any security convertible into or exchangeable for, a “Covered Security.”
3	A “Covered Security” (or “Covered Securities”) means a security as defined in section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies.
4	A person will be treated as the “Beneficial Owner” of a security under this policy only if he or she has a direct or indirect pecuniary interest in the security, as interpreted by reference to Rule 16a-1(a)(2) under the 1934 Act.

(1)	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

(2)	An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in Rule 16a-1 of the 1934 Act to include securities held by members of the person’s immediate family sharing the same household; securities held by a partnership of which the person is a general partner; securities held by a trust of which the person is a trustee and has both investment control and a pecuniary interest, the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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For interpretive guidance on whether a person has a direct or indirect pecuniary interest in a transaction, the person should consult the Senior Compliance Manager. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

5	In this Code, “Initial Public Offering” shall mean an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.
6	In this Code, “Limited Offering” shall mean an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of, or Rule 504, Rule 505 or Rule 506 under, the 1933 Act.
7	“Investment Personnel” includes any employee of the Fund or its Adviser (or of any company in a control relationship to the Fund or its Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund. Investment Personnel also includes any natural person who controls the Fund or its Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
8	An “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
9	For purposes of this Code, “Short-term Trading” is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities which both occur within any 30 calendar day period.

This policy is the property of the Funds and must not be provided to any external party without express prior consent from the Fund CCO or the appropriate BAC legal or compliance unit.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Columbia Funds Policy: Code of Ethics

APPENDIX A

[NAME OF FUND COMPLEX]

Initial Holdings Report*

Pursuant to Section D.1.a of the Code of Ethics

To the Senior Compliance Manager:

I have reported below** all holdings of “Covered Securities” in which I had any direct or indirect “Beneficial Ownership” and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on                          , 200    , the day I became an “Access Person.” I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

“Covered Securities” (direct or indirect “Beneficial Ownership”)

Title of Security	Number of Shares (equity security) or Principal Amount (debt security)

Security Accounts (holding securities for my direct or indirect benefit)

Broker, Dealer or Bank Name	Name(s) on Account

This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect “Beneficial Ownership” in the holdings and accounts listed above.

Dated:	Signature:

*	Please complete and submit this form no later than 10 days after you became an “Access Person”.
**	You may attach account statements instead of listing holdings and security accounts.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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APPENDIX B

[NAME OF FUND COMPLEX]

Quarterly Transaction Report*

Pursuant to Section D.1.b of the Code of Ethics

To the Senior Compliance Manager:

I have reported below** all transactions effected in “Covered Securities” in which I had any direct or indirect “Beneficial Ownership” and all accounts established at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit during the calendar quarter ended                          , 200    . I understand that I am required to report my own transactions and accounts, and transactions and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

“Covered Securities” (direct or indirect “Beneficial Ownership”)

Title of Security	Date of Transaction	Number of Shares (equity security) or Principal Amount (debt security)	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale Other)	Price of Covered Security	Broker, Dealer or Bank Name	Ticker Symbol or CUSIP Number

Security Accounts (holding securities for my direct or indirect benefit)

Broker, Dealer or Bank Name	Name(s) on Account	Date Account Was Established

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Columbia Funds Policy: Code of Ethics

This report may exclude transactions and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect “Beneficial Ownership” in the securities and accounts listed above.

Dated:	Signature:

*	Please complete and submit this form no later than 30 days after the end of each calendar quarter.
**	You may attach account statements instead of listing transactions and security accounts.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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APPENDIX C

[NAME OF FUND COMPLEX]

December 31, 200     Annual Holdings Report*

Pursuant to Section D.1.c of the Code of Ethics

To the Senior Compliance Manager:

I have reported below** all holdings of “Covered Securities” in which I had any direct or indirect “Beneficial Ownership” and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on December 31, 200    . I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

“Covered Securities” (direct or indirect “Beneficial Ownership”)

Title of Security	Number of Shares (equity security) or Principal Amount (debt security)	Ticker Symbol or CUSIP Number

Security Accounts (holding securities for my direct or indirect benefit)

Broker, Dealer or Bank Name	Name(s) on Account

This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect “Beneficial Ownership” in the holdings and accounts listed above.

Dated:	Signature:

*	Please complete and submit this form no later than 30 days after the end of each calendar year.
**	You may attach account statements instead of listing holdings and accounts.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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APPENDIX D

[NAME OF FUND COMPLEX]

Annual Certification of Compliance

for the Calendar Year Ended December 31, 200    .

Pursuant to Section D.2 of the Code of Ethics

To the Senior Compliance Manager:

I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all accounts, holdings and personal securities transactions, if any, that I am required to disclose or report pursuant to the requirements of the Code of Ethics. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated:	Signature:

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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APPENDIX E

POLICY STATEMENT ON INSIDER TRADING

A.	Introduction.

The Fund seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Fund is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a government inquiry occurs, the Fund views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.	Scope of the Policy Statement.

This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by Access Persons, as defined in the Fund’s Code of Ethics.

The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Senior Compliance Manager. You also must notify the Senior Compliance Manager immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.	Policy Statement.

No person to whom this Policy Statement applies may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Fund’s Access Persons communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Columbia Funds Policy: Code of Ethics

1.	What is Material Information?

Information is “Material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information disclosure of which will have a substantial effect on the price of a company’s securities. No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Senior Compliance Manager.

Material information often relates to a company’s results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal’s “Heard on the Street” column.

2.	What is Nonpublic Information?

Information is “Public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or other government agency, the Dow Jones “tape” or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including the Fund, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

(i)	Report the information and proposed trade immediately to the Senior Compliance Manager.

(ii)	Do not purchase or sell the securities on behalf of yourself or others, including the Fund.

(iii)	Do not communicate the information inside or outside the Fund, other than to the Senior Compliance Manager.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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Columbia Funds Policy: Code of Ethics

(iv)	After the Senior Compliance Manager has reviewed the issue, the Fund will determine whether the information is material and nonpublic and, if so, what action the Fund should take.

You should consult with the Senior Compliance Manager before taking any action. This degree of caution will protect you and the Fund.

4.	Contact with Public Companies

The Fund’s contacts with public companies represent an important part of our research efforts. The Fund may make investment decisions on the basis of the Fund’s conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Fund employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Fund must make a judgment as to its further conduct. To protect yourself and the Fund, you should contact the Senior Compliance Manager immediately if you believe that you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Fund employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

This document is current as of the last review date but subject to change thereafter. Please consult the online version to verify that this policy has not been updated or otherwise changed.

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